PARTICIPATION AGREEMENT

Among

T. ROWE PRICE EQUITY SERIES, INC.,

T. ROWE PRICE FIXED INCOME SERIES, INC.,

T. ROWE PRICE INTERNATIONAL SERIES, INC.,

T. ROWE PRICE INVESTMENT SERVICES, INC.,

and

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 1st day of February, 2002 by and among Great-West Life & Annuity Insurance Company (hereinafter referred to as the “Company”), an insurance company organized under the laws of Colorado, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”); and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the “Funds”) and T. Rowe Price Investment Services, Inc. (hereinafter referred to as the “Underwriter”), a corporation organized under the laws of Maryland (each a “Party,” and collectively, the “Parties”).

WHEREAS, the Funds engage in business as open-end management investment companies and are or will be available to act as the investment vehicles for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Funds and Underwriter (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Funds are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Funds have obtained an order from the Securities and Exchange Commission (“SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(f) (b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, the Funds are registered as open-end management investment companies under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, T. Rowe Price Associates, Inc. and T. Rowe Price International, Inc.(each hereinafter referred to as the “Adviser”) are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Account (the “Contracts”) to be made available to the owners of the Contracts, including their participants or employees (collectively, “Contract Owners”); and

WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1 The Funds and the Underwriter agree that shares of the Funds will be sold only to Participating Life Insurance Companies and their separate accounts. No shares of any Designated Portfolio will be sold to the general public. The Funds will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially similar to Sections 6.4, 3.4, 3.5, 5.1, and Article Vll of this Agreement is in effect to govern such sales.

1.2. All purchases, redemptions and exchanges of Designated Portfolio shares by the Company on behalf of the Account, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Trading and NSCC Fund/SERV Networking Agreement, entered into by and between GWL&A’s affiliate, BenefitsCorp Equities, Inc. and T. Rowe Price Services, Inc. dated January 18, 2001 (“Trading Agreement’).

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Colorado Insurance Law and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law, or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940Act

2.2 The Funds represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal laws and with the laws of the state of Colorado and other state securities laws where the Contracts are offered for sale in the U.S., and that the Funds are and shall remain registered under the 1940 Act. The Funds shall amend the Registration Statement for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of their shares. The Funds shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds or the Underwriter.

2.3 The Funds currently do not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although they may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-l, the Funds will undertake to have the Board, a majority of whom are not interested persons of the Funds, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4 The Funds represent and warrant that it will make every effort to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of Colorado and any other applicable state to the extent required to perform this Agreement. The Underwriter represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all applicable securities laws. Company and the Funds will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that become known to either Party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Funds have advised the Company that its Board or Fund counsel has determined that implementation of a particular Law Change is not in the best interest of all of the Funds’ shareholders or would be unduly burdensome to the Funds, any action required by a Law Change will be taken.

2.5 The Funds represent that they are lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act. The Funds further represent that they are or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that has ceased to so qualify or that it might not so qualify in the future.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Colorado and any applicable state and federal securities laws.

2.7 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Funds in compliance in all material respects with the laws of the State Colorado and any applicable state and federal securities laws.

2.8 The Funds and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage in an amount not less than the minimum coverage as required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Funds. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Funds and the Underwriter in the event that such coverage no longer applies. The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

ARTICLE III. Prospectuses, Statements of Additional Information, and Proxy Statements; Voting

3.1. If applicable state or federal laws or regulations require that prospectuses for the Funds be distributed to all Contract Owners, then at least annually, the Underwriter shall provide the Company with as many copies of the Funds’ current prospectus for the Designated Portfolio(s) as the Company may reasonably request for current Contract Owners, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof: the Underwriter or Funds shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have any prospectus for the Contracts and the Funds’ prospectus for the Designated Portfolio(s) printed together in one document.

3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Funds be distributed to all Contract Owners, then the Funds or Underwriter shall provide the Company with copies of the Funds’ SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof: as the Company may reasonably require to permit timely distribution thereof to Contract

Owners. The Underwriter and/or the Funds shall also provide SAIs to any Contract Owner or prospective owner who requests such SAI from the Funds (although it is anticipated that such requests will be made to the Company in which case the Company shall send an SAI to any such Contract Owner within 3 business days of the receipt of a request).

3.3 The Funds shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders, with expenses to be borne in accordance with Schedule C hereof, in such quantity as the Company shall reasonably require for distributing to Contract Owners in the Funds if and as required by applicable law. The Underwriter shall provide the Company with copies of the Funds’ annual and semi-annual reports, with expenses to be borne in accordance with Schedule C hereof, to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Underwriter shall provide such documentation (which may include a final copy of the Funds’ annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company to print such shareholder communications for distribution to Contract Owners. The Company shall send a copy of the Funds’ annual or semi-annual report within 3 business days of the receipt of a request by a Contract Owner.

3.4 The Company shall:

(i) solicit voting instructions from Contract Owners;

(ii) vote the Fund shares in accordance with instructions received from Contract Owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5 The Company shall be responsible for assuring that each of its separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Funds may adopt and as agreed to by the Company (such approval shall not be unreasonably withheld).

3.6 The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Funds will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Funds will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Funds or their designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Funds (or a Portfolio thereof) or the Advisers or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Funds or their designee reasonably object to such use within ten calendar days after receipt of such material. The Funds or their designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Funds or their designee so object

4.2 The Company shall not give any information or make any representations or statements on behalf of the Funds or concerning the Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Funds, or in sales literature or other promotional material approved by the Funds or their designee or by the Underwriter, except with the permission of the Funds or the Underwriter or the designee of either.

4.3 The Funds, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.4. The Funds and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Funds will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds or their shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Funds or any affiliate of the Funds: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature, any written communication distributed or made generally available to customers or the public, (including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.

ARTICLE V. Fees and Expenses

5.1 The Funds and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Funds or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the Funds. Currently, no such payments are contemplated. All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter, except the parties hereto may bear certain expenses in accordance with Schedule C hereof.

5.2 All expenses incident to performance by the Funds under this Agreement shall be paid by the Funds, except as otherwise provided herein. The Funds shall see to it that all their shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Funds, in accordance with applicable state laws prior to their sale. The Funds shall bear the expenses for the cost of registration and qualification of the Funds’ shares, preparation and filing of the Funds’ prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Funds’ shares.

ARTICLE VI. Diversification and Qualification

6.1 The Funds will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (the Code) and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio of the Funds will comply with Section 817(h) of Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof: relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Funds, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Funds so as to achieve compliance within the grace period afforded by Regulation 817.5.

6.2 The Funds represent that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3 The Company represents, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Funds and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

6.4 The Funds shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule B hereto; provided, however, that providing such reports does not relieve the Funds of their responsibility for such compliance or of its liability for any non-compliance.

6.5 Without in any way limiting the effect of Sections 8.2, 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Advisers or Underwriter will pay all costs associated with or arising out of any failure, or any anticipated or reason ably foreseeable failure, of the Funds or any Designated Portfolio to comply with Sections 6.1 or 6.2 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act).

ARTICLE VII. Potential Conflicts.

7.1 The Board will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Funds. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract Owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Funds or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Funds, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more

Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Funds’ election, to withdraw the affected Account’s investment in the Funds and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Funds gives written notice that this provision is being implemented, and until the end of that six month period the Funds shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Funds and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Funds shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Funds.

7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Funds be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Funds and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Funds and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1	Indemnification By the Company

8.l(a). The Company agrees to indemnify and hold harmless the Funds and the Underwriter and each of their officers and directors and each person, if any, who controls the Funds or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus (which shall include an offering memorandum, if any), or statement of additional information (“SAI”) for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Funds or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with any qualification requirements specifically applicable to the Company in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.l(b) and 8.l(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.l(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Funds.

8.2	Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ shares or the Contracts; and

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Funds by or on behalf of the Company for use in the Registration

Statement or prospectus for the Funds or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Funds or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Funds; or

(iv) arise as a result of any material failure by the Funds or Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Funds or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Funds or Underwriter;

(vi) arises out of or results from material pricing errors in the calculations of the daily net asset value per share or dividend or capital gain distribution rate of the Funds; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof, and with respect to 8.2(a)(vi), as further limited and in accordance with the provisions of the Trading Agreement.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3	Indemnification By the Funds

8.3(a). The Funds agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the applicable Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Funds and:

(i) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Funds in this Agreement or arise out of or result from any other material breach of this Agreement by the Funds; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Funds shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Funds, the Underwriter or the Account, whichever is applicable.

8.3(c). The Funds shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Funds in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Funds of any such claim shall not relieve the Funds from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Funds will be entitled to participate, at its own expense, in the defense thereof. The Funds also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Funds to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Funds will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company and the Underwriter agree promptly to notify the Funds of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Funds.

ARTICLE IX. Applicable Law

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1	This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months’ advance written notice delivered to the other Parties; or

(b) termination by the Company by written notice to the other Parties with respect to any Designated Portfolio based upon the Company’s determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

(c) termination by the Company by written notice to the other Parties with respect to the Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Funds or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Funds or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company in the event that formal administrative proceedings are instituted against the Funds, Underwriter or Advisers by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Funds, Underwriter or Advisers to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the other Parties with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

(g) termination by the Funds or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.3 hereof; or if the Funds or Underwriter reasonably believes that such Contracts may fail to so qualify; or

(h) termination by either the Funds or Underwriter by written notice to the Company, if either one or all of the Funds or Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company by written notice to the other Parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Funds, Underwriter or Advisers has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

(j) at the option of any non-defaulting Party hereto in the event of a material breach of this Agreement by any Party hereto (the “defaulting Party”); provided, that the non-defaulting Part gives written notice thereof to the defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving (30) days written notice of termination to the defaulting Party.

10.2 Effect of Termination. Notwithstanding any termination of this Agreement, the Funds and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, the Contract Owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any termination under Section 10.l(g) of this Agreement.

10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a Legally Required Redemption), or (iii) pursuant to the terms of a substitution order issued by the

SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Funds and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Funds and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Funds or the Underwriter 90 days notice of its intention to do so.

10.4 Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive. In addition, with respect to Existing Contracts, all provisions of this Agreement, or any side letter agreement relating to the subject matter hereof, shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Funds:

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, Maryland 21202

Attention: Henry H. Hopkins, Esq.

If to the Company:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attention: Ron J. Laeyendecker, Vice President, Life Insurance Markets

CC: Beverly Byrne, Esq. Vice President and Counsel

If to Underwriter:

T. Rowe Price Investment Services

100 East Pratt Street

Baltimore, Maryland 21202

Attention: Henry H. Hopkins, Esq.

ARTICLE XII. Miscellaneous

12.1 The Parties hereto acknowledge that any nonpublic personal information (as defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the “Act”)) of Contract Owners (and any participants thereof, as applicable) will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under this Act. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2 All references herein to the Funds are to each of the undersigned Funds as if this agreement were between such individual Fund, the Underwriter, and the Company. All references herein to the Advisers relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Funds.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life or annuity operations of the Company are being conducted in a manner consistent with Colorado variable life or annuity laws and regulations and any other applicable law or regulations.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9 The Company shall furnish or cause to be furnished, to the Funds or their designee copies of the following reports:

(a) the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year.

(b) the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period.

12.10 The Funds and the Underwriter agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds and Underwriter shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them, except to the extent permitted under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:

GREAT-WEST LIFE & ANNUITY INSURANCE CO.

By Its authorized officer,

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Sr. VP
Date:	3/21/02

FUND:

T. ROWE PRICE EQUITY SERIES, INC.

By Its authorized officer,

By:	/s/ Henry H. Hopkins
Name:	Henry H. Hopkins
Title:	VP
Date:	1/31/02

T. ROWE PRICE FIXED INCOME SERIES, INC.

By Its authorized officer,

By:	/s/ Henry H. Hopkins
Name:	Henry H. Hopkins
Title:	VP
Date:	1/31/02

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By Its authorized officer,

By:	/s/ Henry H. Hopkins
Name:	Henry H. Hopkins
Title:	VP
Date:	1/31/02

UNDERWRITER: T. ROWE PRICE INVESTMENT SERVICES, INC.

By Its authorized officer,

By:	/s/ Darrell N. Braman
Name:	Darrell N. Braman
Title:	VP
Date:	1/30/02

SCHEDULE A

Name of Separate Account and
Date Established by Board of Directors	Designated Portfolios (Insurance Series)
Key Business COLI VUL Series Account 7	November 23, 1999

T. Rowe Price Equity Series, Inc.

•   T. Rowe Price Equity Income Portfolio

•   T. Rowe Price New America Growth Portfolio

•   T. Rowe Price Personal Strategy Balanced Portfolio

•   T. Rowe Price Mid-Cap Growth Portfolio

•   T. Rowe Price Blue Chip Growth Portfolio

•   T. Rowe Price Equity Index 500 Portfolio

•   T. Rowe Price Health Sciences Portfolio

T. Rowe Price Fixed Income Series, Inc.

•   T. Rowe Price Limited-Term Bond Portfolio

•   T. Rowe Price Prime Reserve Portfolio

T. Rowe Price International Series, Inc.

•   T. Rowe Price International Stock Portfolio

And any other portfolios or series of the Funds that are available and open to new investors on or after the effective date of this Agreement.

SCHEDULE B

Reports per Section 6.4

With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the “Code”) and the regulations thereunder, the Funds shall provide within twenty (20) business days of the close of the calendar quarter a report to Company in the Form Bl attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as “RIC status,’• the Funds will provide the reports on the following basis: (i) the last quarter’s quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 business days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

(a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Less than fifty percent of the value of total assets consists of assets specified in Section 851(b)(3)(A); and

(c) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(3)(B).

FORM Bl

CERTIFICATE OF COMPLIANCE For the quarter ended:

I,                     , a duly authorized officer, director or agent of                      Fund hereby swear and affirm that                      Fund is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the “Code”) and the regulations thereunder as required in the Fund Participation Agreement among Great- West Life & Annuity Insurance Company, and                      other than the exceptions discussed below:

Exceptions	Remedial Action

If no exception to report, please indicate “None.”

Signed this      day of             ,        .

(Signature) By:
(Type or Print Name and Title/Position)

SCHEDULE C

EXPENSES

The Funds and/or the Underwriter and/or Advisers, and Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Funds’ share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents. The Company in seeking reimbursement for such costs shall submit an invoice showing the allocation of the Funds’ share of the total costs, and the methodology by which such allocation was calculated.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Fund Prospectus	Printing of prospectuses, or compiling of electronic prospectus, if needed in the future for current Contract Owners	Company	Funds or Underwriter as applicable

	Funds, Underwriter or Advisers shall supply Company with such- numbers of the Designated Portfolio(s) prospectus(es) as Company shall reasonably request for current Contract Owners	Company	Funds or Underwriter as applicable

	Printing of prospectuses, or compiling of electronic prospectus, if needed in the future for prospective Contract Owners	Company	Company

	Distribution to New and Inforce Clients	Company	Company

	Distribution to Prospective Clients	Company	Company

Funds Prospectus Update & Distribution	If Required by Funds	Funds, Underwriter or Advisers	Funds or Underwriter, as applicable

	If Required by Company	Company	Company

Fund SAl	Printing	Funds, Underwriter or Advisers	Funds or Underwriter, as applicable

	Distribution	Company	Company

Proxy Material for Funds:	Printing if proxy required by Law	Funds, Underwriter or Advisers	Funds or Underwriter

	Distribution (including labor) if proxy required by Law	Company	Funds or Underwriter

	Printing & distribution if required by Company	Company	Company

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Fund Annual & Semi- Annual Report for distribution to current Contract Owners	Printing of reports	Company	Funds or Underwriter

	Distribution	Company	Company

Operations of the Funds

All operations and related expenses, including cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Funds, and expenses paid or assumed by the Funds pursuant to any Rule 12b-1 Plan

		Funds or Underwriter	Funds or Underwriter

Substitution Orders	Application for, and implementation of (including necessary printing and mailings), substitution orders required as a result of Funds’ action	Company	Funds or Underwriter

SCHEDULE D

NON-COMPETE PROVISIONS

The Funds, Underwriter (for purposes of this Schedule, collectively a “party”) and GWL&A agree that they will treat as confidential all facts, circumstances, information, data, plans, projects and technical or commercial knowledge gained in relation to the other party, or received from the other party, including, but not limited to, information regarding customers (such as retirement plans and plan participants), employees, suppliers servicing methods, programs, fees, strategies and related information (“Confidential Information”). Information in the public domain, through no wrongful action on the part of either party, shall not be considered Confidential Information. The Funds, Underwriter and GWL&A undertake that they will not disclose Confidential Information to any third parties or to either parties’ affiliates and neither company will use such Confidential Information obtained from the other company to directly compete with the company, except a company may disclose the Confidential Information in the following limited circumstances: (i) to employees, affiliates or agents as necessary to perform the services under this Agreement, (ii) to their legal advisers, (iii) with the prior written consent of the other party or (iv) as required by law. Prior to any disclosure under the foregoing subsection (iv), the party intending such disclosure shall first notify the other party to allow such other party a reasonable opportunity to seek an appropriate protective order.

The parties further agree that for deferred compensation plans, which are 457 and 403(b) plans only and for which GWL&A or any of its affiliates acts as a current recordkeeper or service provider, the Funds or Underwriter and/or their affiliates will not directly or indirectly contact these plans for the purpose of offering recordkeeping or other services, except that the Funds or Underwriter or their affiliates may respond to inquiries or requests for proposals from such plans or their consultants regarding the Funds’ or Underwriter’s or their affiliates recordkeeping services. Nothing contained herein will preclude Underwriter offering its Funds on an investment-only basis to any defined contribution plan.

The term of this Schedule D shall run concurrent to the term of the Confidentiality and Non-Compete Agreement by and between T. Rowe Price Investment Services, Inc. and BenefitsCorp Equities, Inc. effective January 18, 2001.